Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made as of February 8, 2019 between OWP Ventures, Inc., a Delaware corporation (“Company”), and Bruce Raben (“Consultant”, and together with Company, the “Parties”).

WHEREAS, Company is desirous of obtaining the services of Consultant, and Consultant is desirous of offering its consulting services to the Company, on the terms set forth herein.

NOW, THEREFORE, the Parties do hereby agree as follows:

1. Appointment. The Company hereby appoints and designates Consultant to furnish consulting services in connection with the Company’s business operations, and Consultant hereby accepts such appointment and designation, subject to the terms and conditions set forth below.

2. Duties. Consultant shall provide consulting services to the Company in the area of strategic advice and corporate development. The Consultant shall devote such attention and time as is reasonably necessary to fulfill his duties and responsibilities under this Agreement. Any and all agreements or understandings, whether oral or written, relating to the business, operations, activities, nature or otherwise within the purview of the Company shall only be entered into by and on behalf of the Company. Consultant shall not have any authority to bind the Company to any contractual obligation.

3. Consulting Fee Arrangements. As compensation for services rendered by Consultant on behalf of the Company as herein provided, Consultant shall be paid a monthly consulting fee of $5,000 and shall be issued a three-year option to purchase 125,000 shares of common stock of the Company at an exercise price of $0.50 per share, vesting over the initial term of this Agreement. In addition, the Company shall pay or reimburse Consultant for all reasonable business related expenses, including travel and entertainment, provided that Consultant provides Company with appropriate receipts and other documentation.

4. Term. The term of this Agreement shall be for an initial period of 12 months, and shall thereafter continue until terminated by either party upon notice to the other party.

5. Disclosure of Confidential Information. Consultant may have access to the Company’s books and records.

5.1 Except to the extent (a) authorized by the express prior written consent of the Board of Directors, (b) required by law or any legal process, or (c) reasonably believed by the Consultant to be desirable and appropriate in performing its duties under this Agreement, the Consultant, will not, directly or indirectly, at any time during the term, or at any time subsequent to the termination of the Agreement, use or exploit, disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Company Confidential Information (defined below). In no event shall Consultant use Company Confidential Information for his own personal benefit not in furtherance of the Company’s business, unless authorized by the express prior written consent of the Board of Directors.

5.2 As used herein, but subject to the limitations below in this Section 5.2, “Company Confidential Information” means all confidential information concerning the Company or its business furnished to Consultant by Company in connection with the services performed under this Agreement, in whatever form stored, including without limitation, computer software, telephone lists, client lists, prospective client lists, price lists, contract forms, catalogs, the business books, records, files and know-how. All Company Confidential Information is acknowledged to be the property of the Company and shall not be duplicated, removed (except temporarily in the ordinary course of Company’s business) from the Company’s possession or premises or made use of other than in pursuit of the Company’s business or as may otherwise be required by law or any legal process, or approved by the Company, or as is necessary in connection with any adversarial proceeding against the Company. Upon termination of this Agreement for any reason, or upon termination of Consultant’s services hereunder, Consultant shall deliver to the Company, without further demands, all copies of Company Confidential Information, including paper documents and/or electronic storage media containing Company Confidential Information which are then in its possession or under its control. Notwithstanding anything to the contrary herein, information shall not be deemed Company Confidential Information if such information (a) becomes generally known to the public in a reasonably integrated form, through no violation of this Agreement on the part of the Consultant, (b) becomes available to or known by the Consultant through disclosure by sources other than from or through the Consultant, and such sources are not known by the Consultant to be legally prohibited from disclosing such information, (c) was available to or within the possession of the Consultant on a non-confidential basis prior to its disclosure to the Consultant by the Company or (d) has been or hereafter is independently acquired, developed or arrived at by the Consultant without violation of its obligations under this Agreement.

6. Independent Contractor. Consultant shall be treated as an independent contractor for all employment and tax law purposes. Consultant is an independent contractor and nothing herein shall be deemed to confer upon Consultant the rights, privileges or benefits of an employee of Company, nor shall any of Consultant’s duties hereunder constitute Consultant an employee of the Company. Consultant will not receive and hereby waives and relinquishes any and all right, claim or interest he now may have, and hereby rejects any and all right, claim or interest he might otherwise have in the future, to any privileges, or to any benefit, welfare plan or other employee plans, benefits or perquisites, provided by Company to its employees with respect to the services provided by him to the Company. Without limiting the generality of the foregoing, Consultant shall be solely responsible for any unemployment or disability insurance payments, or any social security, income tax or other withholdings, deductions or payments which may be required by federal, state or local law with respect to any sums paid to Consultant by the Company, and shall furnish the Company with a certificate evidencing Consultant’s workers compensation insurance coverage.

7. Controlling Law/Remedies. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Nevada without giving effect to any principles thereof relating to the conflict of laws.

8. Amendments; Waivers. This Agreement cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without the consent in writing of the Consultant and the Company. No waiver by a party of the breach of any term or covenant contained in this Agreement shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or email transmission, and a facsimile or email transmission of this Agreement or of a signature of a party will be effective as an original.

10. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

OWP Ventures, Inc.

By:	/s/ Craig Ellins
Craig Ellins, Chief Executive Officer

CONSULTANT:

/s/ Bruce Raben
Bruce Raben

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